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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Watson Pharmaceuticals, Inc. of our report dated January 31, 2003, except for Note 15, which is as of May 30, 2003 relating to the audited financial statements, which appears in the Current Report on Form 8-K of Watson Pharmaceuticals, Inc. dated May 30, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Orange County, California
May 30, 2003

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  Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS